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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                December 29, 2000
                         -------------------------------
                        (Date of earliest event reported)


                            ATRIX LABORATORIES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          DELAWARE                       0-18231                 84-1043826
----------------------------      ---------------------      -------------------
(State or Other Jurisdiction      (Commission File No.)        (IRS Employer
      of Incorporation)                                      Identification No.)


                2579 MIDPOINT DRIVE, FORT COLLINS, COLORADO 80525
          (Address of principal executive offices, including zip code)


                                 (970) 482-5868
             -------------------------------------------------------
              (Registrant's telephone number, including area code)



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Item 5.  Other Events.

         Atrix Laboratories, Inc. (the "Company") completed definitive agreements with Sanofi-Synthelabo Inc. ("Sanofi-Synthelabo") granting Sanofi-Synthelabo the exclusive right to market in North America the Company's Leuprogel(TM) 1-, 3- and 4- month products--a leuprolide acetate product for subcutaneous depot injection for the treatment of advanced prostate cancer. In connection with the transaction, the Company and Sanofi-Synthelabo entered into a Stock Purchase Agreement and a Collaboration, License and Supply Agreement (the "Collaboration Agreement").

         The Collaboration Agreement is attached hereto as Exhibit 99.1 and the Stock Purchase Agreement is attached hereto as Exhibit 99.2.

Item 7.  Exhibits.

         99.1* Collaboration, License and Supply Agreement, dated as of December 8, 2000, by and between the Company and Sanofi-Synthelabo.

         99.2 Stock Purchase Agreement, dated as of December 29, 2000, by and between the Company and Sanofi-Synthelabo.

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* Confidential treatment requested.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ATRIX LABORATORIES, INC.


                                             By:  /s/ BRIAN G. RICHMOND
                                                --------------------------------
                                                   Brian G. Richmond
                                                   Vice President, Finance
                                                   and Assistant Secretary

Date:  February 20, 2001



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                                  EXHIBIT INDEX

Exhibit     Description
-------     -----------

 99.1* Collaboration, License and Supply Agreement, dated as of December 8, 2000, by and between the Company and Sanofi-Synthelabo.

 99.2 Stock Purchase Agreement, dated as of December 29, 2000, by and between the Company and Sanofi-Synthelabo.


THE SYMBOL "[**]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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* Confidential treatment requested.